Exhibit 99.1

FOR IMMEDIATE RELEASE

Pelthos Therapeutics Expands Board of Directors with the Appointment of Andrew Einhorn

Seasoned executive brings four decades of finance, capital markets, and life sciences experience

DURHAM, N.C., December 23, 2025 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos”), today announced it has named veteran finance executive Andrew J. Einhorn to its Board of Directors effective immediately. Mr. Einhorn will serve on the Board of Directors until Pelthos’ 2026 annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. Also, effective immediately, Mr. Einhorn will also serve on the Audit Committee and the Compensation Committee of the Pelthos Board of Directors.

Mr. Einhorn brings extensive corporate financial management experience to the role, with more than four decades of experience in investment banking and capital markets, as well as in C-level finance roles at fast-paced clinical and commercial-stage life science companies.

“Andrew’s extensive capital markets and in-house finance experience make him a strong addition to the Pelthos Board of Directors,” said Peter Greenleaf, Chairman of the Board. “His experience accelerating company growth at multiple public and private life science companies will be critical as Pelthos grows as a commercially focused company.”

With the addition of Mr. Einhorn, the Pelthos Board has increased to eight directors.

Mr. Einhorn currently serves as a consultant at Danforth Advisors, providing high-level strategic financial guidance to public and private life science companies. Before joining Danforth, Mr. Einhorn served as Chief Financial Officer at multiple clinical and commercial-stage biotechnology companies, including ESP Pharma, Esprit Pharma, Oceana Therapeutics, Edge Therapeutics and RVL Pharmaceuticals, over his 20-year tenure in the industry. He previously worked in capital markets and investment banking for more than 20 years. He currently serves as a venture advisor to the Israel Biotech Fund.

“I am excited to work alongside this distinguished group of industry executives to help guide Pelthos in my new role on Pelthos’ Board of Directors,” said Mr. Einhorn. “I believe Pelthos is already off to a strong start as a new publicly traded company, and I look forward to collaborating with the Board of Directors to enhance the Pelthos mission for the bright future ahead.”

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) Mr. Einhorn’s capital markets and in-house finance experience making him a strong addition to the Pelthos Board of Directors, (ii) the impact Mr. Einhorn’s experience accelerating company growth at multiple public and private life science companies will have on Pelthos as it grows as a commercially focused company, and (iii) Mr. Einhorn’s belief that Pelthos is already off to a strong start as a new publicly traded company and his expectations with respect to enhancing the Pelthos mission in the future. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to our reliance on third-party partners for market access and distribution; the possibility that ZELSUVMI may not achieve market acceptance or broad formulary coverage; our ability to maintain regulatory approvals; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072